SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005 (January 24, 2005)

RAINDANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31045	84-1407805

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1157 Century Drive
Louisville, CO 80027
(Address of principal executive offices and zip code)

(800) 878-7326
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 9.01 – Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Form of Stock Bonus Agreement
Form of Stock Option Agreement
Form of Stock Purchase Agreement
Form of 280G Letter Agreement

Item 1.01. Entry Into a Material Definitive Agreement.

Stock Bonus Grants

     On January 24, 2005, the Compensation Committee of the board of directors (the “Compensation Committee”) of Raindance Communications, Inc. (the “Company”) approved the grant of a common stock bonus to each of the following executive officers of the Company pursuant to and in accordance with the Company’s 2000 Equity Incentive Plan (the “Plan”):

Name:	Title/Position:	Shares Granted:
Donald F. Detampel, Jr.	Chief Executive Officer and President	80,000
Nicholas J. Cuccaro	Chief Financial Officer	40,000
Todd H. Vernon	Chief Technology Officer	40,000
Brian D. Burch	Chief Marketing Officer	20,000
Randy A. Atherton	Executive Vice President of Sales	20,000

     The shares of common stock subject to each grant will be subject to a right of reacquisition by the Company, for no consideration, with respect any unvested shares held by a recipient of a grant upon his termination of employment (the “Reacquisition Right”). All of the shares will initially be unvested and subject to the Reacquisition Right. The shares will vest in equal quarterly installments over a four year period, such that the first quarterly installment shall vest on March 31, 2005, except with respect to the shares granted to Mr. Atherton, 25% of which will vest on December 31, 2005, with the remainder vesting in equal quarterly installments over the subsequent three year period. The shares will not be subject to accelerated vesting upon any “change in control” (as defined in the Plan) occurring prior to January 1, 2006. However, upon a “change in control” occurring on or after January 1, 2006, the vesting of the shares shall accelerate in accordance with the Plan, or if more favorable to a recipient, any respective vesting arrangements already in place between the Company and each executive officer. In order to satisfy applicable tax withholding obligations, if any, that may arise as the shares vest, the Company will automatically withhold from each stock bonus recipient a portion of the shares granted on a quarterly basis, unless such executive officer elects to satisfy such tax withholding obligations in cash. In each case where shares are withheld on a quarterly basis, Form 4’s reporting these transactions are expected to be filed on behalf of such executive officers.

     In addition to the foregoing stock bonus grants, the Company issued 37,853 shares of common stock to Mr. Detampel in satisfaction of the Company’s 2004 bonus obligation to Mr. Detampel pursuant to the offer letter between the Company and Mr. Detampel dated January 27, 2004, as amended on August 20, 2004 (the “Detampel Letter”). In accordance with the Detampel Letter, the shares are fully vested and are therefore not subject to a right of reacquisition in favor of the Company. Pursuant to the Detampel Letter, however, Mr. Detampel is obligated to hold the shares for a period of twenty-four (24) months following the date of the bonus award, so long as he remains employed with the Company.

     The form of stock bonus agreement under the Plan is attached as Exhibit 10.1.1 to this filing, and its contents are incorporated by reference herein. In addition, the forms of stock option agreement and stock purchase agreement under the Plan are attached as Exhibit 10.1.2 and Exhibit 10.1.3, respectively, to this filing.

280G Agreements

     In connection with their receipt of the stock bonuses described herein, each of Nicholas J. Cuccaro, Todd H. Vernon, Brian D. Burch and Randy A. Atherton entered into separate letter agreements with the Company, whereby the Company and each such executive officer has agreed that, if any future payment by the Company to the executive officer would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would thereby be subject to the excise tax imposed by Section 4999 of the Code, such payment will be subject to “best after tax” treatment as follows: the payment would be subject to reduction such that the executive officer will receive either (i) that portion of the payment that would result in no portion of the payment being subject to the excise tax, or (ii) all or a reduced portion of the payment still subject to the excise tax, whichever amount would result in the executive officer receiving the greatest amount of the payment after taking into account all applicable income and excise taxes. Donald F. Detampel, Jr. previously entered into such a 280G “best after tax” agreement set forth in the Detampel Letter, previously filed with the Securities and Exchange Commission.

     The form of letter agreement is attached as Exhibit 10.27 to this filing, and its contents are incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

     (c)     Exhibits.

Exhibit No.	Description
10.1.1	Form of Stock Bonus Agreement, pursuant to the 2000 Equity Incentive Plan
10.1.2	Form of Stock Option Agreement, pursuant to the 2000 Equity Incentive Plan
10.1.3	Form of Sock Purchase Agreement, pursuant to the 2000 Equity Incentive Plan
10.27	Form of 280G Letter Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINDANCE COMMUNICATIONS, INC.
Date: January 28, 2005	By:	/s/ Nicholas J. Cuccaro
Nicholas J. Cuccaro
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1.1	Form of Stock Bonus Agreement, pursuant to the 2000 Equity Incentive Plan
10.1.2	Form of Stock Option Agreement, pursuant to the 2000 Equity Incentive Plan
10.1.3	Form of Sock Purchase Agreement, pursuant to the 2000 Equity Incentive Plan
10.27	Form of 280G Letter Agreement